                                                                    EXHIBIT 4.2



     NO.  *0*                                    _____________________ SHARES

     PREFERRED STOCK                                 PAR VALUE $100 PER SHARE

     THIS CERTIFICATE IS TRANSFERABLE                CUSIP 370021 305
     IN THE CITIES OF MINNEAPOLIS, MN                SEE REVERSE FOR CERTAIN
     AND NEW YORK, NY                                DEFINITIONS AND TRANSFER
                                                     RESTRICTIONS AND
                                                     OTHER INFORMATION


                        GENERAL GROWTH PROPERTIES, INC.
                  INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

     THIS CERTIFIES that                ** SPECIMEN **
                        ----------------------------------------------- is the owner of

                                        ** Zero (0) **
     ----------------------------------------------------------------------------------

     fully paid and non-assessable Shares of ___% Preferred Income Equity Redeemable Stock, Series A, par value $100 per share (liquidation preference $1,000 per share) of General Growth Properties, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

        Witness the facsimile seal of the Corporation and the facsimile signatures of the duly authorized officers.

   Dated:

     COUNTERSIGNED AND REGISTERED:
     NORWEST BANK MINNESOTA, N.A.
                                         _______________________________________
     TRANSFER AGENT AND REGISTRAR,         PRESIDENT AND CHIEF OPERATING OFFICER

     BY

     ______________________________           ______________________________
      AUTHORIZED SIGNATURE                              SECRETARY
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                        GENERAL GROWTH PROPERTIES, INC.

 The shares of Preferred Stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). No person may (1) Beneficially Own or Constructively Own shares of Equity Stock in excess of 7.5% (or such greater percentage as may be determined by the Board of Directors of the Corporation) of the value of the outstanding Equity Stock of the Corporation unless such Person is an Existing Holder (in which case the Existing Holder Limit shall be applicable); or (2) Beneficially Own Equity Stock which would result in the Corporation being "closely held" under Section 856(h) of the Code. Any Person who attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of the above limitations must immediately notify the Corporation. All capitalized terms in this legend have the meanings defined in the Corporation's Second Amended and Restated Certificate of Incorporation, as the same may be further amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests.

 The Corporation will furnish to any stockholder upon request and without charge a statement of the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, so far as they have been determined, and the authority of the Board of Directors to determine the relative rights and preference of subsequent classes or series. Such requests may be made to the Secretary of the Corporation.

 The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenants in common        UNIF TRAN MIN ACT - .............Custodian..........
                                                             (Cust)                   (Minor)
TEN ENT  -  as tenants by the entireties                 Under Uniform Transfers to Minors

JT TET  -  as joint tenants with right               Act...........................
         of survivorship and not as                           (State)
         tenants in common

    Additional abbreviations may also be used though not in the above list

For value received, _________________ hereby sell, assign and transfer unto


 PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE
-----------------------------------------

-----------------------------------------

________________________________________________________________________________
     PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE
________________________________________________________________________________

________________________________________________________________________________

_____________________________________________________________________shares of
PreferredStock represented by the within Certificate and do hereby irrevocably constitute and appoint

____________________________________________________________________Attorney to
transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated                                Signature____________________________

                                     Signature____________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement, or any change whatever.